Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130566 on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of the Dominion Energy New England Union Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Richmond, Virginia
June 28, 2007